SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934


       Date of Report (Date of earliest event reported): December 5, 2006


                               City Network, Inc.
               (Exact name of registrant as specified in charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


        001-31954                                          98-0467944
(Commission File Number)                       (IRS Employer Identification No.)


2F-1, No. 16, Jian Ba Road, Jhonghe City
   Taipei County, 235, Taiwan, ROC                            N/A
(Address of principal executive offices)                   (Zip Code)


    Registrant's telephone number, including area code: 011-886-2-8226-5566
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ITEMS 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE
            OR STANDARD; TRANSFER OF LISTING.

     On December 5, 2006, City Network, Inc. (the "Registrant") received a notice from The American Stock Exchange ("Amex") advising that the Registrant is not in compliance with Section 1003(a)(i) of the Amex Company Guide due to having shareholders' equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of the Registrant's three most recent fiscal quarters, with Section 1003(a)(ii) of the Amex Company Guide due to having shareholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of the Registrant's four most recent fiscal years, and with Section 1003(a)(iv) of the Amex Company Guide in that the Registrant has sustained losses which are so substantial in relation to its overall operations or its existing financing resources, or its financial condition has become so impaired that it appears questionable, in the opinion of Amex, as to whether the Registrant will be able to continue operations and/or meet its obligations as they mature.

     The notice requests that the Registrant submit a plan by January 5, 2007 advising Amex of action it has taken, or will take, that would bring it into compliance with Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iv) of the Amex Company Guide by June 5, 2008.

     The Registrant is currently devising the necessary plan for submission to Amex.

     The Registrant's common stock continues to trade on Amex.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CITY NETWORK, INC.


                                     By: /s/ Alice Chen
                                        ----------------------------------------
                                     Name:  Alice Chen
                                     Title: Chairman and Chief Executive Officer

Dated: December 8, 2006

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